HANSEN NATURAL CORPORATION
                              1010 Railroad Street
                            Corona, California 92882


                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 17, 2003


                                                              September 17, 2003



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Hansen Natural Corporation to be held on Friday, October 17, 2003 at 3:00 p.m., at the Boardroom, 1010 Railroad Street, Corona, California 92882.

     In addition to the specific matters to be voted on at the meeting, there will be a report on the Company's business and an opportunity for stockholders of the Company to ask questions. I hope that you will be able to join us. If you are unable to attend, I strongly urge you to complete your enclosed proxy. Your vote is very important.

                                   Sincerely,



                                   Rodney C. Sacks
                                   Chairman of the Board

                           HANSEN NATURAL CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 17, 2003

TO THE STOCKHOLDERS OF THE COMPANY:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hansen Natural Corporation ("Hansen" or the "Company") will be held on Friday, October 17, 2003 at 3:00 p.m., at the Boardroom, 1010 Railroad Street, Corona, California 92882, for the following purposes:

         1. To elect six directors to hold office until the next annual meeting of stockholders of the Company.

         2. To ratify the appointment of Deloitte & Touche, LLP as independent auditors of the Company for the year ending December 31, 2003.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement for Annual Meeting of Stockholders accompanying this Notice.

     Only stockholders of the Company of record at the close of business on August 25, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders of the Company are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

     A copy of the Company's Annual Report to Stockholders of the Company is enclosed.

                                   Sincerely,

                                   Rodney C. Sacks
                                   Chairman of the Board
Corona, California
September 17, 2003

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           HANSEN NATURAL CORPORATION


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of Hansen Natural Corporation ("Hansen" or the "Company") for use at the Annual Meeting of Stockholders of the Company to be held Friday, October 17, 2003 at 3:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders of the Company. The Annual Meeting of Stockholders of the Company will be held at the Boardroom, 1010 Railroad Street, Corona, California 92882.

     These proxy solicitation materials are being mailed on or about September 17, 2003, together with the Company's 2002 Annual Report to Stockholders of the Company, to all stockholders of the Company entitled to vote at the meeting.

Record Date and Principal Stockholders

     Holders of record of common stock at the close of business on August 25, 2003 are entitled to notice of and to vote at the meeting. There are no other outstanding voting securities of the Company. At the record date, 10,262,203 shares of the Company's common stock were issued and outstanding. The following table sets forth, as of the most recent practical date August 25, 2003, those persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock:

    Name and Address                           Amount and Nature of    Percent
    of Beneficial Owner                        Beneficial Ownership    of Class
    -------------------------------------     ----------------------  ----------

    Brandon Limited Partnership No. 1 (1)            654,822              6.0%

    Brandon Limited Partnership No. 2 (2)          2,831,667             25.8%

    Rodney C. Sacks (3)                            4,041,489 (4)         36.9%

    Hilton H. Schlosberg (5)                       4,002,586 (6)         36.5%

    James Douglas and Jean Douglas
    Irrevocable Descendants' Trust (7)             1,026,461 (8)          9.4%

    Fidelity Low Priced Stock Fund (9)               751,775              6.9%


1 The mailing address of Brandon No. 1 is P.O. Box 30749, Seven Mile Beach, Grand Cayman, British West Indies. The general partners of Brandon No. 1 are Rodney C. Sacks and Hilton H. Schlosberg.

2 The mailing address of Brandon No. 2 is P.O. Box 30749, Seven Mile Beach, Grand Cayman, British West Indies. The general partners of Brandon No. 2 are Rodney C. Sacks and Hilton H. Schlosberg.

3 The mailing address of Mr. Sacks is 1010 Railroad Street, Corona, California 92882.

4 Includes 387,500 shares of common stock owned by Mr. Sacks; 654,822 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1's general partners; and 2,831,667 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2's general partners. Also includes options to purchase 37,500 shares of common stock exercisable at $1.59 per share granted pursuant to a Stock Option Agreement dated January 30, 1998; options presently exercisable to purchase 100,000 shares of common stock, out of options to purchase a total of 100,000 shares, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Sacks; and options presently exercisable to purchase 30,000 shares of common stock, out of options to purchase a total of 150,000 shares, exercisable at $3.57 per share, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Sacks.

     Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 387,500 shares of common stock; (ii) the 167,500 shares presently exercisable under the Stock Option Agreements;
     (iii) 243,546 shares held by Brandon No. 1 allocable to the limited partnership interests in Brandon No. 1 held by Mr. Sacks, his children, a limited partnership of which Mr. Sacks is the general partner and his children and he are the limited partners, and a trust for the benefit of his children; and (iv) 250,000 shares held by Brandon No. 2 allocable to the limited partnership interests in Brandon No. 2 held by Mr. Sacks, his children, a limited partnership of which Mr. Sacks is the general partner and his children and he are the limited partners, and a trust for the benefit of his children.

5 The mailing address of Mr. Schlosberg is 1010 Railroad Street, Corona, California 92882.

6 Includes 348,597 shares of common stock owned by Mr. Schlosberg, of which 2,000 shares are owned jointly by Mr. Schlosberg and his wife; 654,822 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1's general partners; and 2,831,667 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2's general partners. Also includes options to purchase 37,500 shares of common stock exercisable at $1.59 per share granted pursuant to a Stock Option Agreement dated January 30, 1998 between the Company and Mr. Schlosberg; options presently exercisable to purchase 100,000 shares of common stock, out of options to purchase a total of 100,000 shares, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Schlosberg; and options presently exercisable to purchase 30,000 shares of common stock, out of options to purchase a total of 150,000 shares, exercisable at $3.57 per share, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Schlosberg.

     Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 348,597 shares of common stock; (ii) the 167,500 shares presently exercisable under Stock Option Agreements; (iii) 247,911 shares held by Brandon No. 1 allocable to the limited partnership interests in Brandon No 1 held by Mr. Schlosberg and his children; and (iv) 250,000 shares held by Brandon No. 2 allocable to the limited partnership interests in Brandon No. 2 held by Mr. Schlosberg and his children.

7 The mailing address of this reporting person is 4040 Civic Center Drive, Suite 530, San Rafael, California 94903.

8    Includes  392,794  shares  of  common  stock  owned by Kevin  and  Michelle
     Douglas; 300,219 shares of common stock owned by James and Jean Douglas Irrevocable Descendant's Trust; 314,668 shares of common stock owned by Douglas Family Trust; and 18,780 shares of common stock owned by James E. Douglas, III. Kevin and Michelle Douglas, Douglas Family Trust and James Douglas and Jean Douglas Irrevocable Descendants' Trust are deemed members of a group that shares voting and dispositive power over the shares.

9 The mailing address of this reporting person is 82 Devonshire Street, Boston, Massachusetts 02109.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file by specific dates with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. The Company is required to report in this proxy statement any failure of its directors and executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during the most recent fiscal year or prior fiscal years.

     To the Company's knowledge, based solely on review of copies of such reports furnished to the Company during the year ended December 31, 2002, all
Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent stockholders were complied with, except that Form 5's in respect of option grants required to be filed by each of Rodney C. Sacks and Hilton H. Schlosberg were inadvertently filed late. One transaction was reported on each of the Form 5's.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

     In accordance with the Company's by-laws, directors shall be elected by the affirmative vote of a plurality of the votes cast in person or by proxy by the holders of shares entitled to vote in the election at the Annual Meeting of Stockholders of the Company and the ratification of Deloitte & Touche as independent auditors shall be by the affirmative vote of the majority of the shares voting on the proposal in person or by proxy at the Annual Meeting of Stockholders of the Company, in each case, provided a quorum is present. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. No stockholder shall be entitled to cumulate votes.

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Deadline for Receipt of Stockholder Proposals

     It is presently intended that next year's Annual Meeting of Stockholders of the Company will be held in October of 2004. Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of stockholders of the Company which are intended to be presented by such stockholders of the Company at next year's Annual Meeting of Stockholders must be received by the Company by no later than May 16, 2004 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, any stockholder proposal for next year's Annual Meeting of Stockholders of the Company that is submitted outside the processes of Rule 14a-8 will be considered untimely for purposes of Rule 14a-4(c)(1) of the Exchange Act if it is not submitted to the Company on or before August 4, 2004. Proxies for that meeting may confer discretionary authority to vote on any untimely proposal without express discretion from the shareholders giving the proxies.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Nominees

     A Board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors of the Company to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below.

     Name of Nominee                     Age                Director Since

     Rodney C. Sacks                      53                      1990
     Hilton H. Schlosberg                 50                      1990
     Benjamin M. Polk                     52                      1990
     Norman C. Epstein                    62                      1992
     Harold C. Taber, Jr.                 64                      1992
     Mark S. Vidergauz                    50                      1998

     Set forth below is a description of each nominee's principal occupation and business background during the past five years.

     Rodney C. Sacks has been Chairman of the Board of Directors, Chief Executive Officer and director of the Company from November 1990 to the present. Member of the Executive Committee of the Board of Directors of the Company since October 1992. Chairman and a director of Hansen Beverage Company, a wholly owned subsidiary of the Company ("HBC"), from June 1992 to the present.

     Hilton H. Schlosberg has been Vice Chairman of the Board of Directors, President, Chief Operating Officer, Secretary, and a director of the Company from November 1990 to the present and Chief Financial Officer of the Company since July 1996. Member of the Executive Committee of the Board of Directors of the Company since October 1992. Vice Chairman of the Board of Directors, Secretary and a director of HBC from July 1992 to the present.

     Benjamin M. Polk has been a director of the Company from November 1990 to the present. Assistant Secretary of HBC since October 1992 and a director of HBC since July 1992. Partner with Winston & Strawn LLP (New York, New York) where Mr. Polk has practiced law with that firm and its predecessors, Whitman Breed Abbott & Morgan, LLP and Whitman & Ransom, from August 1976 to the present.

     Norman C. Epstein has been a director of the Company and member of the Compensation Committee of the Board of Directors of the Company since June 1992. Member and Chairman of the Audit Committee of the Board of Directors of the Company since September 1997. Director of HBC since July 1992. Director of Integrated Asset Management Limited, a company listed on the London Stock Exchange, since June 1998. Managing Director of Cheval Acceptances, a mortgage finance company based in London, England. Partner with Moore Stephens, an international accounting firm, from 1974 to December 1996 (senior partner beginning 1989 and the managing partner of Moore Stephens, New York from 1993 until 1995).

     Harold C. Taber, Jr. has been a director of the Company since July 1992. Member of the Audit Committee of the Board of Directors since April 2000.
President and Chief Executive Officer and a director of HBC from July 1992 to June 1997. Consultant for The Joseph Company from October 1997 to March 1999 and for Costa Macaroni Manufacturing Company from July 2000 to January 2002. Director of Mentoring at Biola University from July 2002 to present.

     Mark S. Vidergauz has been a director of the Company and member of the Compensation Committee of the Board of Directors of the Company since June 1998. Member of the Audit Committee of the Board of Directors since April 2000. Chief Executive Officer of Sage Group, LLC since April 2000. Managing director and head of the Los Angeles office of ING Baring Furman Selz LLC, a diversified financial services institution headquartered in the Netherlands from April 1995 to April 2000.

THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Security Ownership of Management

     The following table sets forth information as to the beneficial ownership of shares of common stock of the Company as at August 25, 2003 held by persons who are directors and/or officers of the Company, naming each of them, and as to directors and officers of the Company as a group, without naming them.

                                                   Amount and Nature    Percent
Name of Beneficial Owner*                         of Beneficial Owner   of Class
-----------------------------------               -------------------   --------
Rodney C. Sacks, Chairman and
     Chief Executive Officer                         4,041,489 (1)        36.9%
Hilton H. Schlosberg, Vice Chairman,
     President, Chief Operating Officer
     and Secretary                                   4,002,586 (2)        36.5%
Harold C. Taber, Jr., Director                          97,419 (3)          **%
Mark S. Vidergauz, Director                             12,000 (4)          **%
Norman C. Epstein                                                           **%
Mark S. Vidergauz                                                           **%

Officers and Directors as a group (6 members: 4,666,705 shares or 42.6% in aggregate)
-------------
*Except as noted  otherwise,  the address for each of the named  stockholders is
     1010 Railroad Street, Corona, California 92882.
**Less than 1%

1 Includes 387,500 shares of common stock owned by Mr. Sacks; 654,822 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1's general partners; and 2,831,667 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2's general partners. Also includes options to purchase 37,500 shares of common stock exercisable at $1.59 per share granted pursuant to a Stock Option Agreement dated January 30, 1998; options presently exercisable to purchase 100,000 shares of common stock, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Sacks; and options presently exercisable to purchase 30,000 shares of common stock, out of options to purchase a total of 150,000 shares, exercisable at $3.57 per share, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Sacks.

     Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 387,500 shares of common stock; (ii) the 167,500 shares presently exercisable under the Stock Option Agreements;
     (iii) 243,546 share held by Brandon No. 1 allocable to the limited partnership interests in Brandon No. 1 held by Mr. Sacks, his children, a limited partnership of which Mr. Sacks is the general partner and his children and he are the limited partners, and a trust for the benefit of his children; and (iv) 250,000 shares held by Brandon No. 2 allocable to the limited partnership interests in Brandon No. 2 held by Mr. Sacks, his children, a limited partnership of which Mr. Sacks is the general partner and his children and he are the limited partners, and a trust for the benefit of his children.

2 Includes 348,597 shares of common stock owned by Mr. Schlosberg of which 2,000 shares are owned jointly by Mr. Schlosberg and his wife; 654,822 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1's general partners; and 2,831,667 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2's general partners. Also includes options to purchase 37,500 shares of common stock exercisable at $1.59 per share granted pursuant to a Stock Option Agreement dated January 30, 1998 between the Company and Mr. Schlosberg; options presently exercisable to purchase 100,000 shares of common stock exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Schlosberg; and options presently exercisable to purchase 30,000 shares of common stock, out of options to purchase a total of 150,000 shares, exercisable at $3.57 per share, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Schlosberg.

     Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 348,597 shares of common stock; (ii) the 167,500 shares presently exercisable under Stock Option Agreements; (iii) 247,911 shares held by Brandon No. 1 allocable to the limited partnership interests in Brandon No. 1 held by Mr. Schlosberg and his children; and (iv) 250,000 shares held by Brandon No. 2 allocable to the limited partnership interests in Brandon No. 2 held by Mr. Schlosberg and his children.

3 Includes 61,137 shares of common stock owned by Mr. Taber; and 36,281.7 shares of common stock owned by the Taber Family Trust of which Mr. Taber and his wife are trustees.

4 Includes options to purchase 12,000 shares of common stock, exercisable at $3.72 per share, granted under a Stock Option Agreement with the Company dated as of June 18, 1998 pursuant to the Directors Plan.

Change of Control

     There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change of control of the Company.

                                  PROPOSAL TWO
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Deloitte & Touche, LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 2003. In the event of a negative vote on such ratification, the Board of Directors of the Company will reconsider its selection.

     Representatives of Deloitte & Touche, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS.

                                   MANAGEMENT

Board Meetings and Committees

     The Board of Directors of the Company held two meetings during the year ended December 31, 2002. All directors attended both meetings.

     The Audit Committee, composed of Norman C. Epstein (Chairman), Harold C. Taber, Jr. and Mark S. Vidergauz, held five meetings during the year ended December 31, 2002. The Audit Committee last met in August 2003 in connection with the review of the Company's financial statements for the quarter ended June 30, 2003. See "Audit Committee" below for more information.

     The Compensation Committee, composed of Norman C. Epstein and Mark S. Vidergauz, did not hold any meetings during the year ended December 31, 2002. Awards granted under the Company's Stock Option Plan during the year ended December 31, 2002 were authorized by written consent of the Compensation Committee. The Compensation Committee authorizes all grants of options to purchase shares of the Company's common stock.

     The  Executive  Committee  composed  of  Rodney  C.  Sacks  and  Hilton  H.
Schlosberg held one meeting during the year ended December 31, 2002. The Executive Committee manages and directs business of the Company between meetings of the Board of Directors.

     The Board of Directors does not have a Nominating Committee.

Employment Agreements

     The Company entered into an employment agreement dated as of June 1, 2003, with Rodney C. Sacks pursuant to which Mr. Sacks renders services to the Company as its Chairman and Chief Executive Officer for an annual base salary of

$230,000 for the seven-month period ending December 31, 2003, increasing to $245,000 for the twelve-month period ending December 31, 2004 and increasing by a minimum of 5% for each subsequent twelve-month period during the employment period, plus an annual bonus in an amount determined at the discretion of the Board of Directors of the Company and certain fringe benefits. Additionally, Mr. Sacks was granted options to purchase 150,000 shares of common stock of the Company in connection with this employment agreement. The employment period commenced on June 1, 2003 and ends on December 31, 2008.

     The Company also entered into an employment agreement dated as of June 1, 2003, with Hilton H. Schlosberg pursuant to which Mr. Schlosberg renders services to the Company as its Vice Chairman, President and Chief Financial Officer, for an annual base salary of $230,000 for the seven-month period ending December 31, 2003, increasing to $245,000 for the twelve-month period ending December 31, 2004 and increasing by a minimum of 5% for each subsequent twelve-month period during the employment period, plus an annual bonus in an amount determined at the discretion of the Board of Directors of the Company and certain fringe benefits. Additionally, Mr. Schlosberg was granted options to purchase 150,000 shares of common stock of the Company in connection with this employment agreement. The employment period commenced on June 1, 2003 and ends on December 31, 2008.

Executive Compensation

     The following tables set forth certain information regarding the total remuneration earned and grants of options made to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and its subsidiaries who earned total cash compensation in excess of $100,000 during the year ended December 31, 2002. These amounts reflect total cash compensation paid by the Company and its subsidiaries to these individuals during the years ended December 31, 2000, 2001 and 2002.

                           SUMMARY COMPENSATION TABLE

========================================= ==================================================== ======================
                                                                                                    Long Term
                                                          ANNUAL COMPENSATION                     Compensation (4)
----------------------------- ----------- ---------------- ------------ ---------------------- ----------------------
                                                                             Other                  Securities
Name and Principal Positions                                 Bonus (2)       Annual                 underlying
                                 Year       Salary (1)($)      ($)        Compensation ($)          Options (#)
----------------------------- ----------- ---------------- ------------ ---------------------- ----------------------
Rodney C. Sacks                  2002         225,504                -        10,331 (3)              150,000
Chairman, CEO                    2001         194,400            8,000         7,314 (3)
and Director                     2000         194,400           10,000         6,262 (3)
----------------------------- ----------- ---------------- ------------ ---------------------- ----------------------
Hilton H. Schlosberg             2002         225,504                -         7,753 (3)              150,000
Vice-Chairman, CFO, COO,         2001         194,400            8,000         7,314 (3)
President, Secretary and         2000         194,400           10,000         6,263 (3)
Director
----------------------------- ----------- ---------------- ------------ ---------------------- ----------------------
Mark J. Hall                     2002         160,000           10,000         7,733 (3)               20,000
Senior Vice President            2001         160,000            8,000         7,349 (3)
Single Serve Products            2000         160,000           20,000         8,061 (3)
----------------------------- ----------- ---------------- ------------ ---------------------- ----------------------
Kirk S. Blower                   2002         118,000            4,000         7,238 (3)               12,500
Senior Vice President            2001         115,000            3,000         7,364 (3)
Juice and Non-Carbonated         2000         115,000            4,000         7,316 (3)
Products
----------------------------- ----------- ---------------- ------------ ---------------------- ----------------------
Timothy M. Welch                 2002         115,500           11,300        57,942 (5)
Senior Vice President            2001         111,269            4,000        14,587 (6)
Soda Products                    2000         110,000            3,000        14,202 (7)
============================= =========== ================ ============ ====================== ======================

1 SALARY - Pursuant to employment agreements, Messrs. Sacks and Schlosberg were entitled to an annual base salary of $226,748, $209,952, and $194,400 for 2002, 2001 and 2000, respectively.

2 BONUS - Payments made in 2003, 2002 and 2001 are for bonuses accrued in 2002, 2001 and 2000, respectively.

3 OTHER ANNUAL COMPENSATION - The cash value of perquisites of the named persons did not total $50,000 or 10% of payments of salary and bonus for the years shown.

4    LONG-TERM INCENTIVE PLAN PAYOUTS - None paid. No plan in place.

5 Includes $46,483 for reimbursement of moving expense, $6,000 for auto reimbursement expenses, $3,500 for housing expenses and $1,959 for other miscellaneous perquisites.

6 Includes $6,000 for auto reimbursement expenses, $6,000 for housing expenses and $2,587 for other miscellaneous perquisites.

7 Includes $6,000 for auto reimbursement expenses, $6,000 for housing expenses and $2,202 for other miscellaneous perquisites.

               OPTION GRANTS FOR THE YEAR ENDED DECEMBER 31, 2002

============================================================================================ ==========================
                                                                                               Potential realizable
                                                                                              value at assumed annual
                                                                                               rates of stock price
                                                                                               appreciate for option
                                     Individual Grants                                                 term
-------------------------------------------------------------------------------------------- --------------------------
                                Number of         Percent of
                               Securities       total Options     Exercise
                               underlying         granted to       or base
                             Options granted     employees in       price       Expiration         5%          10%
Name                               (#)               2002         ($/Share)        Date           ($)          ($)
--------------------------- ------------------ ----------------- ------------ -------------- ------------ -------------
Rodney C. Sacks                 150,000 (1)          28.3%           $3.57       7/12/2012      336,773      853,449
--------------------------- ------------------ ----------------- ------------ -------------- ------------ -------------
Hilton H. Schlosberg            150,000 (1)          28.3%           $3.57       7/12/2012      336,773      853,449
--------------------------- ------------------ ----------------- ------------ -------------- ------------ -------------
Mark J. Hall                     20,000 (1)           3.8%           $3.57       7/12/2012       44,903      113,793
--------------------------- ------------------ ----------------- ------------ -------------- ------------ -------------
Kirk S. Blower                   12,500 (1)           2.4%           $3.57       7/12/2012       28,064       71,121
--------------------------- ------------------ ----------------- ------------ -------------- ------------ -------------
Timothy M. Welch                    -
=========================== ================== ================= ============ ============== ============ =============

1 Options to purchase the Company's common stock become exercisable in equal annual increments over 5 years beginning July 12, 2003.


                AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED
          DECEMBER 31, 2002 AND OPTION/SAR VALUES AT DECEMBER 31, 2002

============================= =================== ================== ========================= =====================
                                                                                                    Value of
                                                                       Number of underlying        unexercised
                                                                           unexercised             in-the-money
                                                                            options at          options at December
                                                                       December 31, 2002 (#)         31, 2002($)
                                                                     ------------------------- ---------------------
                               Shares acquired          Value              Exercisable/            Exercisable/
            Name               on exercise (#)      Realized ($)          Unexercisable           Unexercisable
----------------------------- ------------------- ------------------ ------------------------- ---------------------
Rodney C. Sacks                       -                   -               117,500/170,000 (1)       98,625/97,500
----------------------------- ------------------- ------------------ ------------------------- ---------------------
Hilton H. Schlosberg                  -                   -               117,500/170,000 (1)       98,625/97,500
----------------------------- ------------------- ------------------ ------------------------- ---------------------
Mark J. Hall                          -                   -               116,000/20,000 (2)       355,960/13,000
----------------------------- ------------------- ------------------ ------------------------- ---------------------
Kirk S. Blower                        -                   -                 7,500/17,500 (3)             0/8,125
----------------------------- ------------------- ------------------ ------------------------- ---------------------
Timothy M. Welch                      -                   -                36,000/36,000 (4)             0/0
============================= =================== ================== ========================= =====================

1 Includes options to purchase 37,500 shares of common stock at $1.59 per share of which all are exercisable at December 31, 2002, granted pursuant to Stock Option Agreements dated January 30, 1998 between the Company and Messrs. Sacks and Schlosberg, respectively; options to purchase 100,000 shares of common stock at $4.25 per share of which 80,000 are exercisable at December 31, 2002, granted pursuant to Stock Option Agreements dated February 2, 1999 between the Company and Messrs. Sacks and Schlosberg, respectively; and options to purchase 150,000 shares of common stock at $3.57 per share of which none are exercisable at December 31, 2002, granted pursuant to Stock Option Agreements dated July 12, 2002 between the Company and Messrs. Sacks and Schlosberg, respectively.

2 Includes options to purchase 96,000 shares of common stock at $1.06 per share which are exercisable at December 31, 2002, granted pursuant to a Stock Option Agreement dated February 10, 1997 between the Company and Mr. Hall; options to purchase 20,000 shares of common stock at $1.59 per share which are exercisable at December 31, 2002, granted pursuant to a Stock Option Agreement dated January 30, 1998 between the Company and Mr. Hall; options to purchase 20,000 shares of common stock at $3.57 per share of which none are exercisable at December 31, 2002, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Hall. On January 21, 2003, Mr. Hall exercised the options in respect of (i) 96,000 shares at an exercise price of $1.06 per share and (ii) 20,000 shares at an exercise price of $1.59 per share.

3 Includes options to purchase 12,500 shares of common stock at $4.25 per share of which 7,500 are exercisable at December 31, 2002, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Blower; and options to purchase 12,500 shares of common stock at $3.57 per share of which none are exercisable at December 31, 2002, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Blower.

4 Includes options to purchase 72,000 shares of common stock at $4.44 per share of which 36,000 are exercisable at December 31, 2002, granted pursuant to a Stock Option Agreement dated February 1, 1999 between the Company and Mr. Welch.

Performance Graph

     The following graph shows a five-year comparison of cumulative total returns: 1
                           TOTAL SHAREHOLDER RETURNS

                           ANNUAL RETURN PERCENTAGES

For the years ended December 31,

Company Name/Index                1998      1999      2000      2001      2002
----------------------          --------  --------  --------  --------  --------
HANSEN NAT CORP                  196.63    (19.77)   (10.14)     8.39      0.50
S&P SMALLCAP 600 INDEX            (1.31)    12.40     11.80      6.54    (14.63)
PEER GROUP                       (43.18)     8.47     17.06     47.07     14.40

                                INDEXED RETURNS

For the years ended December 31,

                         Base
                        Period
Company Name/Index       1997     1998      1999      2000      2001      2002
----------------------  ------  --------  --------  --------  --------  --------
HANSEN NAT CORP           100    296.63    238.00    213.85    231.79    232.95
S&P SMALLCAP 600 INDEX    100     98.69    110.94    124.03    132.13    112.80
PEER GROUP                100     56.82     61.63     72.15    106.10    121.38

1 Annual return assumes reinvestment of dividends. Cumulative total return assumes an initial investment of $100 on December 31, 1997. The Company's self-selected peer group is comprised of National Beverage Corporation, Clearly Canadian Beverage Company, Triarc Companies, Inc., Leading Brands, Inc., Cott Corporation, Northland Cranberries, Inc. and Jones Soda Co. All of the companies in the peer group traded during the entire five-year period with the exception of Triarc Companies, Inc., which sold their beverage business in October 2000 and Jones Soda Co., which started trading in August 2000.

Compensation of Directors

     The Company pays outside directors annual fees of $7,000 plus $500 for each meeting attended of the Board of Directors or any committee thereof. In 2002, we paid each of Norman E. Epstein, Harold C. Taber, Jr. and Mark S. Vidergauz $8,000 and we paid Benjamin M. Polk $7,500 for services provided for the one-year period ended December 31, 2001. In 2003, we paid each of Norman E. Epstein, Benjamin M. Polk, Harold C. Taber, Jr. and Mark S. Vidergauz director's fees of $8,000 for services provided for the one-year period ended December 31, 2002. Commencing in 2003, the Company will pay outside directors an annual fee of $10,000 plus $1,000 for each meeting of the Board of Directors attended. Additionally, the Company will pay outside directors $500 for each committee meeting attended in person and $250 for each meeting attended by telephone.

Company Stock Option Plan

     The Company has a stock option plan (the "Plan") that provided for the grant of options to purchase up to 3,000,000 shares of common stock of the Company to certain key employees of the Company and its subsidiaries. Options granted under the Plan may either be incentive stock options qualified under
Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. Such options are exercisable at fair market value on the date of grant for a period of up to ten years. Under the Plan, shares subject to options may be purchased for cash, or for shares of common stock valued at fair market value on the date of purchase. Under the Plan, no additional options may be granted after July 1, 2001.

     During 2001, the Company adopted the Hansen Natural Corporation 2001 Stock Option Plan ("2001 Option Plan"). The 2001 Option Plan provides for the grant of options to purchase up to 2,000,000 shares of the common stock of the Company to certain key employees of the Company and its subsidiaries. Options granted under the 2001 Stock Option Plan may be incentive stock options under Section 422 of the Internal Revenue Code, as amended (the "Code"), nonqualified stock options, or stock appreciation rights.

     The Plan and the 2001 Option Plan are administered by the Compensation Committee of the Board of Directors of the Company, comprised of directors who satisfy the "non-employee" director requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and the "outside director" provision of Section 162(m) of the Code. Grants under the Plan and the 2001 Option Plan are made pursuant to individual agreements between the Company and each grantee that specifies the terms of the grant, including the exercise price, exercise period, vesting and other terms thereof.

     Pursuant to the Plan, Messrs. Sacks and Schlosberg were each granted options to purchase 75,000 shares of Common Stock, pursuant to individual stock option agreements each dated January 30, 1998 exercisable for a ten-year period at an exercise price of $1.59 per share. 37,500 shares of Common Stock out of the original grant remain eligible for exercise.

     In addition, pursuant to the Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 100,000 shares of Common Stock, which vests as follows: 9,500 on February 2, 1999; 23,500 on February 2, 2000; 23,500 on
February 2, 2001;  23,500 on  February 2, 2002;  and 20,000 on February 2, 2003,
pursuant to individual stock option agreements each dated February 2, 1999 exercisable for a ten-year period at an exercise price of $4.25 per share.

     Pursuant to the 2001 Option Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 150,000 shares of Common Stock, which vests as follows: 30,000 on July 12, 2003; 40,000 on July 12, 2004; 40,000 on July 12,
2005; and 40,000 on July 12, 2006, pursuant to individual stock option agreements each dated July 12, 2002 exercisable for a ten-year period at an exercise price of $3.57 per share.

     In addition, pursuant to the 2001 Option Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 150,000 shares of Common Stock, which vests as follows: 30,000 on January 1, 2004; 30,000 on January 1, 2005; 30,000
on January 1,  2006;  30,000 on January 1, 2007;  and 30,000 on January 1, 2008,
pursuant to individual stock option agreements each dated May 28, 2003 exercisable for a ten-year period at an exercise price of $4.20 per share.

Outside Directors Stock Option Plan

     The Company has an option plan for its outside directors (the "Directors Plan") that provides for the grant of options to purchase up to an aggregate of 100,000 shares of common stock of the Company to directors of the Company who are not and have not been employed by or acted as consultants to the Company and its subsidiaries or affiliates and who are not and have not been nominated to the Board of Directors of the Company pursuant to a contractual arrangement. On the date of the annual meeting of stockholders at which an eligible director is initially elected, each eligible director is entitled to receive a one-time grant of an option to purchase 6,000 shares (12,000 shares if the director is serving on a committee of the Board) of the Company's Common Stock exercisable at the closing price for a share of common stock on the date of grant. Options become exercisable one-third each on the first, second and third anniversary of the date of grant; provided that all options owned by an eligible director become fully and immediately exercisable upon a change in control of the Company. Options granted under the Directors Plan that are not exercised generally expire ten years after the date of grant. Option grants may be made under the Directors Plan for ten years from the effective date of the Directors Plan. The Directors Plan is a "formula plan" so that a non-employee director's participation in the Directors Plan does not affect his status as a "disinterested person" (as defined in Rule 16b-3 under the Securities Exchange Act of 1934).

     Mr. Vidergauz has been granted options to purchase 12,000 shares of the Company's common stock, pursuant to an individual stock option agreement, dated as of June 18, 1998, exercisable for a ten-year period at an exercise price of $3.27 per share, under an option plan that the Company has for its outside directors.

Certain Relationships and Related Transactions

     The description of the agreements and relationships set forth below is qualified by reference to the specific terms of such agreements and the description of such relationships set forth in reports and registration statements and exhibits thereto filed or to be filed by the Company with the SEC under the Securities Act of 1934, as amended, and the Securities Act of 1933, as amended including any post-effective amendments to the Company's registration statement on Form S-3 (No. 33-35796) and on Form S-8 (No. 333-41333). Copies of any such reports and registration statement or exhibits thereto will be provided upon written request directed to the Chairman, Hansen Natural Corporation, 1010 Railroad Street, Corona, California 92882.

     Benjamin M. Polk is a partner of Winston & Strawn LLP and was a partner of its predecessors, Whitman, Breed, Abbott & Morgan, LLP and Whitman & Ransom, law firms retained by the Company since 1992.

     Rodney C. Sacks is currently acting as the sole Trustee of a trust formed pursuant to an Agreement of Trust dated July 27, 1992 for the purpose of holding the Hansen's (R) trademark. The Company and HBC have agreed to indemnify Mr. Sacks and hold him harmless from any claims, loss or liability arising out of his acting as Trustee.

     During 2002, the Company purchased promotional items from IFM Group, Inc. ("IFM"). Rodney C. Sacks, together with members of his family, own approximately 27% of the issued shares of IFM. Hilton H. Schlosberg, together with members of his family, own approximately 43% of the issued shares of IFM. Purchases from IFM of promotional items in 2002, 2001 and 2000 were $164,199, $164,638 and $115,520, respectively. The Company continues to purchase promotional items from IFM Group, Inc. in 2003.

                                 AUDIT COMMITTEE

     The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the rules of the National Association of Securities Dealers relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

Report of the Audit Committee

     The Audit Committee consists of three independent directors (as independence is defined by NASD Rule 4200(a)(14)). The Audit Committee appoints, determines funding for, oversees and evaluates the auditor with respect to accounting, internal controls and other matters, and makes other decisions with respect to audit and finance matters. The Audit Committee also pre-approves the retention of the auditors, and the auditor's fees for all audit and non-audit services provided by the auditor and determines whether the provision of non-audit services is compatible with maintaining the independence of the auditor. All members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provide them with financial sophistication.

Duties and Responsibilities

     The Audit Committee operates under a written charter approved by the Board of Directors. Pursuant to authority delegated by the Board of Directors and the Audit Committee's written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

     o    the integrity of the Company's financial  statements;
     o the Company's systems of internal controls regarding finance and accounting as established by management;
     o    the independent auditor's qualifications and independence;
     o    the performance by the Company's independent auditors;
     o the Company's auditing, accounting and financial reporting processes generally; and
     o compliance with the Company's ethical standards for senior financial officers and all personnel.

     In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent auditors, financial management and all employees.

     In connection with these responsibilities, the Audit Committee met with management and Deloitte and Touche, LLP, the Company's independent accountants, to review and discuss the Company's audited financial statements. The Audit Committee also discussed with the independent accountants the matters required by the Statement on Auditing Standards No. 61 (Certification of Statements on Auditing Standards), as may be modified or supplemented. The Audit Committee also received from Deloitte and Touche, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with Deloitte and Touche, LLP its independence.

     Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                   Audit Committee
                                   ----------------------------
                                   Norman C. Epstein, Chairman
                                   Harold C. Taber, Jr.
                                   Mark S. Vidergauz

Principal Accounting Firm Fees

     Aggregate fees billed to the company for the years ended December 31, 2002, and 2001 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"):

                                                 Year ended December 31,
                                                 2002               2001
                                            ---------------    ---------------
    Audit Fees                                  $105,325           $ 86,591
    Audit-Related Fees  (1)                                           5,650
                                            ---------------    ---------------
    Total audit and audit-related fees           105,325             92,241
    Tax Fees (2)                                  15,679              7,500
    All other Fees
                                            ---------------    ---------------
         Total Fees (3)                         $120,004           $ 99,741
                                            ===============    ===============

1 Includes fees paid during 2001 for consultation in connection with the Company's adoption of EITF 01-9 "Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor's Products".

2 Tax fees consisted of fees for tax consultation services including advisory services for state tax analysis and tax audit assistance.

3 For year ended December 31, 2002, all of the services performed by Deloitte & Touche LLP have been pre-approved by the Audit Committee.

     The Audit Committee has considered whether Deloitte & Touche LLP's provision of the non-audit services covered above is compatible with maintaining Deloitte & Touche LLP's independence and has determined that it is.


                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the stamped, self-addressed envelope which has been enclosed.

                           BY ORDER OF THE BOARD OF DIRECTORS

Dated:  September 17, 2003

                                    PROXY FOR
                           HANSEN NATURAL CORPORATION

                       THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 17, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Hansen Natural Corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and proxy statement, each dated September 17, 2003, and hereby appoints Rodney C. Sacks and Hilton H. Schlosberg, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 17, 2003, and at any postponement or adjournments thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote as designated on the reverse hereof if then and there personally present, on matters set forth in the Notice of Annual Meeting of Stockholders and proxy statement. In their discretion, such proxies are each authorized to vote upon such other business as may properly come before such Annual Meeting of Stockholders or any adjournment or postponement thereof.

                  (Continued and to be signed on reverse side)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
                             AND "FOR" PROPOSAL 2.

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  X
                                                                    ---

1.   Proposal to elect six Directors:

____  FOR ALL NOMINEES

____  WITHHOLD AUTHORITY FOR ALL NOMINEES

____  FOR ALL EXCEPT (See instructions below)


NOMINEES:

____  Rodney C. Sacks

____  Hilton H. Schlosberg

____  Benjamin M. Polk

____  Norman C. Epstein

____  Harold C. Taber, Jr.

____  Mark S. Vidergauz


INSTRUCTION: To withhold authority to vote for any individual  nominee(s),  mark
     "FOR ALL EXCEPT"  and fill in the circle  next to each  nominee you wish to
     withhold, as shown here:   X
                              ----

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of Hansen Natural Corporation for the year ending December 31, 2003.

                FOR             AGAINST         ABSTAIN

                ____             ____             ____

THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE  "FOR"  ALL  PROPOSALS.

The shares represented in this proxy card will be voted as directed above.

IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.





To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via _____ this method.


Signature of Stockholder  ________________________________    Date  ___________


Signature of Stockholder  ________________________________    Date  ___________


Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.